                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                AMENDMENT NO. 2

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




         Date of Report (Date of earliest event reported): May 28, 1998




                                 MEDIRISK, INC.
                            (Exact name of registrant
                          as specified in its charter)




             Delaware               000-27056                   58-2256400
--------------------------------------------------------------------------------
         (State or other           (Commission                (I.R.S. Employer
         jurisdiction of           File Number)              Identification No.)
         incorporation)


Two Piedmont Center, Suite 400, 3565 Piedmont Rd., Atlanta, Georgia    30305
--------------------------------------------------------------------------------
           (Address of principal executive officers)                 (Zip Code)



       Registrant's telephone number, including area code: (404) 364-6700

                                       N/A
         ---------------------------------------------------------------
          (Former name or former address, if changed since last report)

                                EXPLANATORY NOTE

         This amendment on Form 8-K/A is being filed solely for the purpose of amending Item 7(b) of the Registrant's Report on Form 8-K/A previously filed on June 5, 1998 (the "Successful Solutions 8-K/A"). The Company has adjusted the pro forma financial information set forth in Item 7(b) of the Successful Solutions 8-K/A to reflect the results of applying new guidance from the Staff of the Securities and Exchange Commission (the "Staff") regarding in-process research and development. The new guidance was received after the Company originally filed the Successful Solutions 8-K/A. Although the Company believes that its original accounting treatment was in accordance with generally accepted accounting principles, it has accepted the Staff's new guidance with respect to these matters and has made certain adjustments as set forth in this amended filing. Item 7(b) of the Successful Solutions 8-K/A is superseded by this amendment. Items 7(a) and 7(c) of the Successful Solutions 8-K/A remain unchanged by this amendment.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


         (b)      PRO FORMA FINANCIAL INFORMATION.

                       UNAUDITED PRO FORMA FINANCIAL DATA

     The unaudited pro forma consolidated condensed balance sheet as of March 31, 1998 set forth below gives effect to the Company's acquisition of Successful Solutions as if it had occurred on March 31, 1998. The unaudited pro forma consolidated condensed statement of operations for the three months ended March 31, 1998 set forth below give effect to the Company's acquisitions of Successful Solutions on May 28, 1998 and Healthdemographics on March 31, 1998 as if they had occurred on January 1, 1998. The unaudited pro forma consolidated condensed statement of operations set forth below for the year ended December 31, 1997 gives effect to the Company's acquisition of (i) Successful Solutions on May 28, 1998, (ii) Healthdemographics on March 31, 1998, (iii) CareData Reports, Inc. ("CareData") on August 28, 1997, and (iv) CIVS, Inc. ("CIVS") on June 24, 1997, as if they had occurred on January 1, 1997. The Successful Solutions, Healthdemographics, CIVS and CareData acquisitions have each been accounted for using the purchase method of accounting. The pro forma financial data should be read in conjunction with the historical consolidated financial statements and notes of the Company, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "Commission") on March 30, 1998, and the historical financial statements and notes of: (i) Successful Solutions, included in this report on Form 8-K/A; (ii) Healthdemographics, included in the Company's Current Report on Form 8-K, filed with the Commission on April 13, 1998; (iii) CIVS included in the Company's Current Report on Form 8-K/A, filed with the Commission on September 5, 1997; and (iv) CareData included in the Company's Current Report on Form 8-K/A, filed with the Commission on November 14, 1997. The pro forma combined results are not necessarily indicative of the results that would have been achieved had the acquisitions of Successful Solutions, Healthdemographics, CIVS and CareData occurred on January 1, 1997 or of future operations.

                           SUCCESSFUL SOLUTIONS, INC.
                         MEDIRISK, INC AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                 March 31, 1998


(Amounts in thousands)

                                                                                                     PRO FORMA      PRO FORMA
                                                                  MEDIRISK   SUCCESSFUL SOLUTIONS   ADJUSTMENTS    CONSOLIDATED
                                                                  --------   --------------------   -----------    ------------
Current assets
  Cash and cash equivalents                                       $  1,280          $   274           $    --        $  1,554
  Accounts receivable, net                                           4,749              146                --           4,895
  Prepaid expenses                                                     977               13                --             990
  Other current assets                                                 499                1                --             500
                                                                  --------          -------           -------        --------
         Total current assets                                        7,505              434                --           7,939

Property and equipment                                               3,604              380                --           3,984
  Less accumulated depreciation and amortization                     1,642              209                --           1,851
                                                                  --------          -------           -------        --------
         Property and equipment, net                                 1,962              171                --           2,133

Excess of cost over net assets of businesses
  acquired, less accumulated amortization                           12,351               --             2,350 (1)      14,701
Intangible assets, less accumulated amortization                     1,915               --               500 (2)       2,415
Software development costs, less accumulated
  amortization                                                       1,395               --                --           1,395
Other assets                                                           663               --                --             663
                                                                  --------          -------           -------        --------
         Total other assets                                         16,324               --             2,850          19,174

         Total assets                                             $ 25,791          $   605           $ 2,850        $ 29,246
                                                                  ========          =======           =======        ========

Current liabilities
  Current installments of long-term debt and obligations under
    capital leases                                                $  2,499          $    22           $ 2,920 (4)    $  5,441
  Accounts payable                                                     398               --                --             398
  Accrued expenses                                                   1,370               43               150 (3)       1,563
  Income taxes payable                                                 730               --                --             730
  Accrued contingent consideration relating to acquired
    business                                                         2,975               --                --           2,975
  Deferred revenue                                                   2,615               --                --           2,615
                                                                  --------          -------           -------        --------
         Total current liabilities                                  10,587               65             3,070          13,722

Long-term debt and obligations under capital leases, excluding
  current installments                                                  41               16                --              57
Deferred tax liability                                                  --               --               200 (22)        200
                                                                  --------          -------           -------        --------
         Total liabilities                                          10,628               81             3,270          13,979

Shareholders' equity (deficit):
  Common stock                                                           5               --                -- (5)           5
  Additional paid in capital                                        31,663               --             3,504 (5)      35,167
  Accumulated deficit                                              (16,505)             524              (524)(6)     (19,905)
                                                                                                       (3,400)(7)
                                                                  --------          -------           -------        --------
         Total stockholders' equity                                 15,163              524              (420)         15,267

         Total liabilities and shareholders' equity (deficit)     $ 25,791          $   605           $ 2,850        $ 28,246
                                                                  ========          =======           =======        ========

See accompanying notes to unaudited pro forma consolidated condensed financial statements.

                        MEDIRISK, INC. AND SUBSIDIARIES

       UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 THREE MONTHS ENDED MARCH 31, 1998
                                            ---------------------------------------------------------------------------
                                                         HISTORICAL
                                            ----------------------------------------
                                                        SUCCESSFUL       HEALTHDEMO-          PRO FORMA     PRO FORMA
                                            MEDIRISK   SOLUTIONS(8)      GRAPHICS(9)         ADJUSTMENTS   CONSOLIDATED
                                            --------   ------------      -----------         -----------   ------------
Revenue...................................  $ 5,176      $    771           $ 342                  --         $6,289
Salaries, wages and benefits..............    2,574           200             613                  --          3,387
Other operating expenses..................    1,522           517             437                  --          2,476
Depreciation and amortization.............      427            14              11                 108 (10)       560
Acquired in-process research and
  development costs and integration
  costs...................................    4,815            --              --              (4,750)(11)        65
                                            -------      --------           -----              ------         ------
          Operating income (loss).........   (4,162)           40            (719)              4,642           (199)
Interest income (expense), net............       36            (1)           (138)               (106)(12)      (209)
Other income (expense)....................       --            --              --                  --             --
Provision for income taxes................       --            --              --                  --             --
                                            -------      --------           -----              ------         ------
          Income (loss) before
            extraordinary item............   (4,126)           39            (857)              4,536           (408)
Unaudited pro forma loss per common share
  before extraordinary item -- basic and
  diluted.................................  $ (0.92)                                                          $(0.08)
                                            =======                                                           ======
Unaudited pro forma weighted average
  number of common shares used in
  calculating unaudited net loss per
  common share before extraordinary
  item -- basic and diluted...............    4,495                                                            4,854 (13)

         See accompanying notes to unaudited pro forma financial data.

                        MEDIRISK, INC. AND SUBSIDIARIES

       UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                      YEAR ENDED DECEMBER 31, 1997
                                    ----------------------------------------------------------------------------------------------
                                                                HISTORICAL
                                    ------------------------------------------------------------------
                                                  SUCCESSFUL          HEALTHDEMO-          1997          PRO FORMA     PRO FORMA
                                    MEDIRISK     SOLUTIONS(14)        GRAPHICS(15)    ACQUISITIONS(16)  ADJUSTMENTS   CONSOLIDATED
                                    --------     -------------        ------------   -----------------  -----------   ------------
Revenue...........................  $16,749          $ 3,439             $ 905             $1,730         $    --       $22,823
Salaries, wages and benefits......    7,910              860               971              1,296              --        11,037
Other operating expenses..........    4,374            1,792               752              1,099              --         8,017
Depreciation and amortization.....    1,304               56                18                 47             838 (17)    2,263
Acquired in-process research and
  development costs and
  integration costs...............    4,575               --                --                 --          (4,258)(18)      317
                                    -------          -------             -----             ------         -------       -------
          Operating income
            (loss)................   (1,414)             731              (836)              (712)          3,420         1,189
Interest income (expense), net....      345              (12)              (26)                 8            (757)(19)     (442)
Loss on disposal of asset.........       --               (2)               --                 --              --            (2)
Provision for income taxes........     (707)              --                --                 --             707 (20)       --
                                    -------          -------             -----             ------         -------       -------
          Income (loss) before
            extraordinary item....  $(1,776)             717             $(862)            $ (704)        $ 3,370       $   745
                                    =======                                                                             =======
Unaudited pro forma income (loss)
  per common share before
  extraordinary item -- basic and
  diluted.........................  $ (0.45)                                                                            $  0.17
                                    =======                                                                             =======
Unaudited pro forma weighted
  average number of common shares
  used in calculating unaudited
  income (loss) per common share
  before extraordinary
  item -- basic and diluted.......    3,918                                                                               4,404 (21)

         See accompanying notes to unaudited pro forma financial data.

                        MEDIRISK, INC. AND SUBSIDIARIES

                  NOTES TO UNAUDITED PRO FORMA FINANCIAL DATA

     Effective May 28, 1998, the Company acquired all of the outstanding shares of Successful Solutions of Vidalia, Georgia, which provides decision support tools, consulting services and training materials to hospitals and physician groups to assist them in improving patient outcomes, achieving the efficient delivery of care and establishing billing and coding practices that comply with industry requirements. The Company purchased Successful Solutions for approximately $2.9 million in cash and 189,811 shares of common stock. The acquisition was accounted for using the purchase method of accounting with the results of operations of the business acquired included from the effective date of the acquisition. The acquisition resulted in in-process research and development costs estimated to be approximately $3.4 million, acquired products of approximately $500,000, and excess of cost over assets acquired estimated to be approximately $2.4 million.

   Effective March 23, 1998, the Company acquired all of the outstanding shares of Healthdemographics of San Diego, California, which provides databases and decision-support tools that allow customers to forecast the supply of and demand for health care services. The Company purchased Healthdemographics for approximately $2.7 million in cash and 171,315 shares of common stock. The acquisition was accounted for using the purchase method of accounting with the results of operations of the business acquired included from the effective date of the acquisition. The acquisition resulted in in-process research and development costs estimated to be approximately $4.8 million, acquired products estimated to be approximately $120,000, and excess of cost over net assets acquired estimated to be approximately $1.8 million.

     Effective June 1, 1997, the Company acquired all of the outstanding shares of CIVS of Rockville, Maryland, a leading national provider of credentialing services to hospitals and managed care organizations for approximately $3.5 million in cash and 129,166 shares of the Company's common stock and the assumption of net assets of $76,000. The acquisition was accounted for using the purchase method of accounting with the results of operations of the business acquired included from the effective date of the acquisition. The acquisition resulted in purchased in-process research and development costs of approximately $3.1 million, acquired products of approximately $415,000, and excess of cost over net assets acquired of approximately $1.1 million.

     Effective August 1, 1997, the Company acquired all of the outstanding shares of CareData of New York, New York, which creates reports analyzing consumer satisfaction with more than 150 aspects of managed health care plans and ranks specific health plans accordingly. The Company purchased CareData for approximately $4.1 million in cash and 14,516 shares of Medirisk common stock. The acquisition was accounted for using the purchase method of accounting with the results of operations of the business acquired included from the effective date of the acquisition. The acquisition resulted in in-process research and development costs of approximately $975,000, acquired products of approximately $200,000, and excess of cost over net assets acquired of approximately $2.9 million. Approximately $3.0 million of contingent consideration resulting from the CareData acquisition was paid at the end of April 1998. This payment was treated as an increase in excess of cost over net assets acquired.

     The unaudited pro forma consolidated statement of operations as of March 31, 1998 illustrates the estimated effects of the Successful Solutions and Healthdemographics acquisitions as if the acquisitions had occurred on January 1, 1998. The unaudited pro forma consolidated condensed statement of operations for the year ended December 31, 1997 illustrates the estimated effects of all these acquisitions had they occurred on January 1, 1997.

     The unaudited pro forma financial data have been prepared using the purchase method of accounting, whereby the total cost of the acquisition is allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the effective date of such acquisition. For purposes of the unaudited pro forma financial data, such allocations have been made based upon currently available information and management's estimates.

     The historical financial statements are derived from the unaudited financial statements of the Company, Successful Solutions, and Healthdemographics as of and for the three months ended March 31, 1998, the audited financial statements of the Company, Successful Solutions, and Healthdemographics as of and for the year ended December 31, 1997, and the unaudited financial statements of CIVS and CareData for the periods beginning January 1, 1997 and ending on the effective dates of the respective acquisitions.

     The unaudited pro forma financial data do not purport to represent what the results of operations of the Company would actually have been if the acquisitions had occurred on such dates or to project the results of operations of the Company for any future date or period. The unaudited pro forma financial data should be read together with the Financial Statements and Notes thereto of the Company, Successful Solutions, Healthdemographics, CIVS and CareData referred to above. The unaudited pro forma financial data reflect the following adjustments:

          (1) Reflects $2.4 million of goodwill recorded as a result of the allocation of the Successful Solutions purchase price.
          (2) Reflects the technological know-how recorded as a result of the allocation of the Successful Solutions purchase price.

          (3) Reflects the accrual of direct acquisition costs recorded as a result of the allocation of the Successful Solutions purchase price.

          (4) Reflects the cash payment and borrowings against the Company's line of credit to fund the cash portion of the Successful Solutions acquisition.

          (5) Reflects the value of the Company common stock issued in connection with the acquisition of Successful Solutions.

          (6) Reflects the elimination of the historical equity accounts of Successful Solutions.

          (7) Reflects the non-recurring write-off of acquired in-process research and development costs recorded as a result of the allocation of the Successful Solutions purchase price.

          (8) Reflects the historical operating results of Successful Solutions for the period from January 1, 1998 to March 31, 1998.

          (9) Reflects the historical operating results of Healthdemographics for the period from January 1, 1998 to March 22, 1998.

          (10) Reflects the additional amortization of intangible assets recorded as a result of the allocation of the Successful Solutions and Healthdemographics purchase prices.

                                                             Period ended
                                                            March 31, 1998
                                                            --------------
                                                              (Amounts in
                                                               thousands)
            Successful Solutions....................              $ 67
            Healthdemographics......................                41
                                                                  ----
                                                                  $108
                                                                  ====

          (11) Removes the impact of the non-recurring acquired in-process research and development costs recorded as a result of the allocation of the Healthdemographics purchase price. This charge was included in the March 31, 1998 historical statements of operations and is being excluded from the quarter ended March 31, 1998 unaudited pro forma consolidated condensed statements of operations.

          (12) Reflects the additional interest expense on the cash used to fund the acquisitions of Successful Solutions and Healthdemographics.

                                                             Period ended
                                                            March 31, 1998
                                                            --------------
                                                              (Amounts in
                                                               thousands)
            Successful Solutions....................              $ 58
            Healthdemographics......................                48
                                                                  ----
                                                                  $106
                                                                  ====

          (13) Reflects the increased shares of common stock outstanding resulting from the acquisitions of Successful Solutions and Healthdemographics.

                                                             Period ended
                                                            March 31, 1998
                                                            --------------
                                                              (Amounts in
                                                               thousands)
            Successful Solutions....................               190
            Healthdemographics......................               169
                                                                   ---
                                                                   359
                                                                   ===

          (14) Reflects the historical operating results of Successful Solutions for the year ended December 31, 1997. An estimated $3.4 million charge for in-process research and development costs was recorded by the Company on May 28, 1998. This charge is being excluded from the year ended December 31, 1997 unaudited pro forma consolidated condensed statement of operations.

          (15) Reflects the historical operating results of Healthdemographics for the year ended December 31, 1997. An estimated $4.8 million charge for in-process research and development costs was recorded by the Company on March 23, 1998. This charge is being excluded from the year ended December 31, 1997 unaudited pro forma consolidated condensed statement of operations.

          (16) Reflects the historical operating results of CIVS for the five months ended May 31, 1997 and CareData for seven months ended July 31, 1997. The operating results of these entities subsequent to their acquisition effective dates through December 31, 1997 are included in the Company's operating results.

          (17) Reflects the additional amortization of intangible assets recorded as a result of the allocation of the respective purchase prices. These amounts were as follows:

                                                                1997
                                                            ------------
                                                            (AMOUNTS IN
                                                              THOUSANDS)
            Successful Solutions....................             $268
            Healthdemographics......................              171
            CIVS....................................               64
            CareData................................              335
                                                                 ----
                    Total                                        $838
                                                                 ====

          (18) Reflects the reversal of the non-recurring acquired in-process research and development costs and integration costs associated with the acquisitions of CIVS and CareData. These charges were included in the Company's December 31, 1997 historical statements of operations and are being excluded from the year ended December 31, 1997 unaudited pro forma consolidated condensed statement of operations. These amounts were as follows:

                                                                1997
                                                            -------------
                                                              (AMOUNTS
                                                            IN THOUSANDS)
            CIVS....................................           $3,280
            CareData................................              978
                                                               ------
                    Total                                      $4,258
                                                               ======

          (19) Reflects the additional interest expense on the cash borrowings used to fund the acquisitions. These amounts were as follows:

                                                                1997
                                                            -------------
                                                            (AMOUNTS IN
                                                              THOUSANDS)
            Successful Solutions....................            $234
            Healthdemographics......................             216
            CIVS....................................             115
            CareData................................             192
                                                                ----
                    Total...........................            $757
                                                                ====

          (20) Reflects decrease in income tax expense due to pro forma losses incurred.

          (21) Reflects the increased shares of common stock outstanding resulting from the acquisitions. These shares were as follows:

                                                                 1997
                                                            --------------
                                                            (IN THOUSANDS)
            Successful Solutions....................              190
            Healthdemographics......................              171
            CIVS....................................              115
            CareData................................               10
                                                                  ---
                    Total...........................              486
                                                                  ===

          (22) Reflects the difference between the financial statement carrying amount and the tax bases of acquired products in connection with the Successful Solutions acquisition.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    MEDIRISK, INC.



                                    By:  /s/ Thomas C. Kuhn III
                                        ----------------------------------------
                                        Thomas C. Kuhn III
                                        Senior Vice President
                                        Chief Financial Officer


Dated: January 28, 1999